BOSTON CAPITAL CORPORATE TAX CREDIT FUND,
A LIMITED PARTNERSHIP

AND

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

_______________________________________


CERTIFICATION AND AGREEMENT
for
ELM STREET ASSOCIATES, L.P.

_______________________________________



    CERTIFICATION AND AGREEMENT made as of __________ ___, 1995, by ELM STREET ASSOCIATES, L.P., a New York limited partnership (the "Operating Partnership"); and PUNT CORPORATION, a New York corporation (the "Operating General Partner"); for the benefit of BOSTON CAPITAL CORPORATE TAX CREDIT FUND, A LIMITED PARTNERSHIP, a Massachusetts limited partnership, BOSTON CAPITAL TAX CREDIT FUND IV L.P., a Delaware limited partnership (collectively, the "Investment Partnership"), BCCC, INC., a Massachusetts corporation (the "Special Limited Partner") and Hinckley, Allen & Snyder and certain other persons or entities described herein. The Investment Partnership and the Special Limited Partner shall hereinafter be referred to as the "Limited Partners."

    WHEREAS, the Operating Partnership proposes to admit Limited Partners as the additional limited partners thereof pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of _________, 1995 (the "Operating Partnership Agreement"), in accordance with which the Special Limited Partner will make a capital contribution of $10 to the Operating Partnership and the Investment Partnership will make certain capital contributions to the Operating Partnership.

    WHEREAS, the Limited Partners have relied upon certain information and representations described herein in evaluating the merits of investment by the Limited Partners in the Operating
Partnership;

    WHEREAS, Hinckley, Allen & Snyder, as counsel for the Limited
Partners will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

    WHEREAS, Law Offices of Ronald J. Rosenberg, as counsel for the Operating Partnership and the Operating General Partner, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

    NOW, THEREFORE, to induce the Limited Partners to enter into the Operating Partnership Agreement and become the limited partners of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership and the Operating General Partner hereby agree as follows for the benefit of the Limited Partners and Hinckley, Allen & Snyder, Law Offices of Ronald J. Rosenberg and certain other persons hereinafter described.

1.  Representations, Warranties and Covenants of the
Operating Partnership and the Operating General
Partner

    The Operating Partnership and the Operating General Partner jointly and severally represent, warrant and certify to the Limited Partners and Hinckley, Allen & Snyder and Law Offices of Ronald J. Rosenberg that, with respect to the Operating Partnership, as of the date hereof:

         1.01 The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own the Elm Street Apartments (the "Apartment Complex") and conduct its business; the Operating Partnership and the Operating General Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership and the Operating General Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or the Operating General Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or the Operating General Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership and the Operating General Partner, enforceable against each of them in accordance with its terms.

         1.02 All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Limited Partners or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The Operating General Partner has also delivered to the Limited Partners or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the Operating General Partner previously delivered, there has been no material adverse change in the financial position of the Operating General Partner. The estimates of occupancy rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partner.

    1.03 As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to both the Operating Partnership and the Operating General Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

    1.04 Each of the representations and warranties con-tained in the Operating Partnership Agreement is true and correct as of the date hereof.

    1.05 Each of the covenants and agreements of the Operating Partnership and the Operating General Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

    1.06 All conditions to admission of the Limited Part-ners as limited partners of the Operating Partnership contained in the Operating Partnership Agreement has been satisfied.

    1.07 No default has occurred and is continuing under the Operating Partnership Agreement or any of the Project Documents (as such term is defined in the Operating Partnership Agreement) for the Operating Partnership.

    1.08 The Operating General Partner agrees to take all actions necessary to claim the Projected Credit, including, without limitation, the filing of Forms 8609 with the Internal Revenue
Service.

    1.09 No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

    1.10 The Operating Partnership has the sole responsi-bility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

         1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

         1.12 No person or entity except the Operating Part-nership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

         1.13 The Operating General Partner is not related in any manner to the Limited Partners, nor is the Operating General
Partner acting as an agent of the Limited Partners.

         1.14 To the best of the undersigned's knowledge based on environmental and hazardouse waste assessments of the Apartment Complex completed on behalf of the Operating General Partner, the Apartment Complex does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership, nor the Operating General Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

         1.15 To the best of the undersigned's knowledge, based on that certain real estate appraisal prepared by Lane Appraisals, Inc., dated December 7, 1993, and based upon the level of permanent debt financing for the Project, there is a reasonable expectation that the fair market value of the Operating Partnership's building(s) at the end of each year will be greater than the total amount of the Operating Partnership's liabilities, including accrued interest on such liabilities.

         1.16 None of the partners of the Operating Partnership is a tax-exempt entity.

         1.17 The Operating General Partner is a taxable corporation, the sole shareholder of which is Michael F. Puntillo. If any shareholder or other affiliate of the Operating General Partner is a tax-exempt entity and the Operating General Partner is a "controlled entity" in relation to such tax-exempt entity, a timely election will be made under Code Section 168(h)(6)(F) so that no portion of the Apartment Complex will be treated as "tax exempt use property" as defined in Code Section 168(h).

         1.18 All representations made by the Operating General
Partner in the Operating Partnership Agreement are incorporated herein by reference and are confirmed.

         1.19 There is a reasonable expectation that the Operating Partnership will be able to repay, as due, the principal and interest on the projected loans to the Operating Partnership based on the projected value of the Operating Partnership's property and building(s).

         1.20 An Extended Use Commitment (as defined in the
Operating Partnership Agreement) within the meaning of Code Section 42(h)(6) shall be in effect and recorded in the appropriate land evidence records with respect to the building(s) not later than the end of the taxable year in which any credit is taken with respect to any building. If not in effect as of the date hereof, the Operating General Partner agrees to deliver a valid and binding Extended Use Agreement and evidence that it has been recorded no later than the end of the first taxable year in which any Tax Credit is taken with regarding to any building.

         1.21 The Operating Partnership expects to incur within a 24-month period expenditures equal to at least the greater of (i) $3,000 per residential unit or (ii) 10% of the unadjusted basis of the building(s).

         1.22 The amounts payable in development and property management fees to Jobco Management Inc. and the Operating General Partner are fair in light of the value and magnitude of the services rendered in consideration for such fees, and the services performed in consideration for the development fees relate solely to the acquisition or construction of the Apartment Complex.

         1.23 For any building(s) not placed in service prior to December 31, 1995, (i) the Operating Partnership's basis in such building as of the close of 1995 will be more than 10% of the Operating Partnership's reasonably expected basis in such building as of the close of calender year 1995 and (ii) the Operating Partnership will enter into a Carryover Allocation agreement with the State of New York, Division of Housing and Community Renewal no later than December 31, 1995.

         1.24 Each of the representations made by the Operating General Partner in the Carryover Allocation Agreement between the Agency and the Operating Partnership dated as of April 28, 1995 (the "Carryover Allocation Agreement") is true and correct as of the date hereof.

         1.25 Each of the covenants, agreements, and conditions contained in the Carryover Allocation Agreement has been duly performed or satisfied by the Operating Partnership or its Operating General Partner, as applicable, to the extent that performance of any such covenant or agreement or satisfaction of any condition is required on or prior to the date hereof, and the Operating General Partner has no reason to believe that covenants, agreements, and conditions required to be performed or satisfied after the date hereof will not be performed or satisfied in a timely manner.

         1.26 The Operating General Partner has received from the Agency no notice of default or of withdrawal or cancellation of the Tax Credit reservation or allocation to the Operating Partnership as described in the Carryover Allocation Agreement.

         1.27 The Operating Partnership has not irrevocably elect pursuant to Code Section 42 to lock in the applicable Tax Credit rate prior to placement in service of each building.

         1.28 At the time the Limited Partners are admitted into the Partnership, the Operating General Partner will have an aggregate net worth calculated in accordance with generally accepted accounting principals but not including the value of any equity or debt interest such Operating General Partner has in the Partnership, equal to at least ten percent (10%) of the Capital Contributions to the Partnership.

         1.29 The Operating General Partner will not reduce its aggregate interest, as Operating General Partner, in the Partnership below 1% of all material items of the Partnership income, gain, loss, deduction, and credit. The 1% interest will be calculated without regard to any limited partner interest or interests in the Partnership that the Operating General Partner has or may obtain.

         1.30 The Operating General Partner and any entity that is related to the Operating General Partner or to the Operating
Partnership and that receives a fee from the Operating Partnership, directly or indirectly, is on the accrual method of accounting for tax purposes.

         1.31 The Operating General Partner will be actively involved in the management and operation of the Operating Partnership, will devote substantial and continuing attention to the activities of the Operating Partnership, and will provide substantial services to the Operating Partnership.

         1.32 The development and leasing activity in which the Operating Partnership will engage will not contain personal or recreational benefit for the partners of the Operating Partnership.

         1.33 The Operating Partnership will keep active records and carry out the proposed activity in a manner consistent with profitable businesses in the same activity.

         1.34 The Operating Partnership will have an objective to carry on businesses for profit and divide the gains therefrom.

         1.35 The Operating Partnership may earn a profit, including profit from appreciation in the value of the Apartment
Complex.

         1.36 The Mortgage Loans and all other debt financing of the Apartment Complex require the noncontingent repayment of principal on or before a fixed maturity date, and will be considered and treated as a loan by lender.

         1.37 None of the Operating Partnership's lenders is a party from whom the Operating Partnership acquired any portion of the Apartment Complex, and none of the financing was issued in exchange for any portion of the Apartment Complex. None of the Operating Partnership's lenders will receive a fee with respect to the Operating Partnership's investment in the Apartment.

         1.38 Following is a description of any and all existing or proposed financing of the Apartment Complex that involves any direct or indirect grant or federal subsidy (including without limitation federal grants, below-market interest rate loans, and tax-exempt bonds): 10 year deferred and forgiven loan in the amount of $600,000 from Yonkers Community Development Administration (the "HOME Grant").

         1.39 The HOME Grant was allocated to the Partnership for the purpose of providing the Partnership with financing to acquire the land and buildings comprising the Project. The entire amount of the HOME Grant was used solely for acquisition of the land and buildings comprising the Project and certain other acquisition related expenses.

         1.39 The Project will not receive moderate rehabili-tation assistance under Section 8(e)(2) of the United States Housing Act of 1937 (unless pursuant to the Stewart B. McKinney Homeless
Assistance Act of 1988).

         1.40 If the Apartment Complex is a scattered site project within the meaning of Code Section 42, 100% of the rental units in the Apartment Complex will be rent-restricted within the meaning of Code Section 42.

         1.41 All Units in the Apartment Complex are to be of equal quality and all Apartment Complex amenities are to be made available to all tenants on a comparable basis without separate fees.

2.  Indemnification

         2.01 The Operating General Partner (for purposes of this Section 2.01, the "Indemnifying Parties" or, individually, an "Indemnifying Party") agrees to indemnify and hold harmless the Limited Partners (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any Indemnified Party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Amended and Restated Certification and Agreement or (ii) liability in connection with the Land and/or the Apartment Complex, as each term is defined in the Operating Partnership Agreement, under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals
(PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

         2.02 No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof.

3.  Miscellaneous

         3.01 This Certification and Agreement is made solely for the benefit of the Operating Partnership, the Operating General Partner, Hinckley, Allen & Snyder, Law Offices of Ronald J. Rosenberg and the Limited Partners (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

              3.02 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

              3.03 Terms defined in the Operating Partnership
Agreement but not otherwise defined herein shall have the meanings given them in the Operating Partnership Agreement.

    IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:

ELM STREET ASSOCIATES, L.P.


    By: PUNT CORPORATION
    its general partner



    By: /s/ Michael F. Puntillo
    Name:  Michael F. Puntillo
    Title:  President


OPERATING GENERAL PARTNER:



PUNT CORPORATION

    By: /s/Michael F. Puntillo
    Name:  Michael F. Puntillo
    Title:  President


EXHIBIT A

ELM STREET ASSOCIATES L.P.

FACT SHEET




1. Sources and Uses of Funds

    Sources of Funds

    1. Perm. Mort. Loan - The Community
         Preservation Corporation                    $1,087,000
    2. Perm. Junior Mort. Loan                        $  400,000
    3. Grant - Yonkers Community Development       $  600,000
    4. General Partners Capital Contributions      $      100
    5. Investment Partnership Capital Contribution $1,633,560
    6. Deferred Development Fee Obligation         $  127,860
                                                           $3,848,520

    Application of Funds

    Total Construction Cost                        $2,039,500
    Soft Costs                                     $  620,000
    Land                                           $  727,500
    Development Fee                                $  461,520
                                                           $3,848,520

2. Construction and Permanent Senior Financing

    A.   Lender: The Community Preservation Corporation
    B.   Mortgage Amount: $1,400,000
    C.   Note Date: September 7, 1994
    D.   Interest Rate: Floating
    E.   Term: 18 months

3. Construction and Permanent Junior Financing

    A.   Lender: City of Yonkers, New York, acting through its
                   Bureau of Community Development
    B.   Mortgage Amount: $1,125,000
    C.   Note Date: December 30, 1993, amended December ___, 1995
    D. Interest Rate: 1% originally, AFR interest following conversion to permanent financing facility
    E.   Term: 30 years

4. Eligible Basis:  $3,015,853

5. Qualified Basis:  $3,920,609

6. GP Capital Contribution:  $100

7. Type of Credit:  Acquisition and Rehabilitation (9%)

8. Rent-up Schedule:

    100% by December 1996

10. Projected Credit to the
        Investment Partnership (99%):

    A.   $0 for 1995,
    B.   $259,531 for 1996
    C. $297,011 per annum for each of the years 1997 through 2005, and
    D.   $37,480 for 2006.

11. Total Projected Credit to the Operating Partnership
       (100%):

    A.   $0 for 1995,
    B.   $262,152 for 1996,
    C. $300,011 per annum for each of the years 1997 through 2005, and
    D.   $37,859 for 2006.

12. Tax Credit Approval:

    A.   Application:
         1.   Date:
         2.   Credit Amount Requested:

    B.   Credit Reservation (Carryover Allocation Agreement):
         1.   Date:  April 28, 1995
         2.   Credit Amount Reserved:  $300,011

    C.   Carryover Allocation: N/A
         1.   Date:
         2.   Credit Amount Allocated:   $300,011

    D.   Credit Rate Lock-in Agreement
         1.   Date:  Placement in Service
         2.   Rate locked-in:  To be determined

    E.   Form 8609
         1.   Date: To be Determined
         2.   Credit Amount Allocated: To be Determined

13. Apartment Complex:

    A.   Name:  Elm Street Apartments
    B.   Address:  125, 129, 139, 140, 141 and 145 Elm Street,
              Yonkers, New York
    C.   County:
    D.   Type of Project:  Single Family/Rehab.

14. 1994 Area Median Income: $65,400

15. Type of Apartments:

                                           Unit         Basic             Utilit
y
                             Number      Square Ft.      Rent        Allowance

1-Bedroom                      2            _____          $579
$20
2-Bedroom                      5          _____          $700
$25
2-Bedroom                     25          _____       $777                $25
3-Bedroom                      3          _____       $943                $30

16. Difference between rents allowed
       by FmHA and rents allowed under
       the Rent Restriction Test: N/A

17. Rental Assistance:  None

18. Annual Operating Expenses:  $138,000 (Year 2)

19. Replacement Reserve Account

    A.   Annual:        $ 8,960
    B.   Total:         $50,000

20. Operating Reserve Account:$100,000
         (from proceeds of Second Installment)

21. Amount of Annual Asset Management Fee
          to Boston Capital Communications
          Limited Partnership:         $5,000

22. Amount of Annual Partnership
    Management Fee:          $5,000

23. Amount of Total Depreciable
    Basis Allocated to Personal
    Property:      $70,000

24. Completion Date:  January, 1996

25. Total Capital Contribution of
    Investment Partnership:  $1,633,560

26. Schedule of Capital Contributions:

A.  $100 upon the latest to occur of:
   (i) Admission Date,
  (ii) Tax Credit Set Aside,
 (iii) Initial Closing
  (iv) Permanent Mortgage Loan Commitment

B. $1,225,070 (plus amount equal to all accrued interest on Bridge Loan) upon the latest to occur of:
   (i) Receipt of Satisfactory Title Policy
  (ii) Substantial Completion,
 (iii) Cost Certification, or
  (iv) Satisfaction of conditions of First Installment

C. $383,390 upon the latest to occur of
   (i) Initial 100% Occupancy Date,
  (ii) Permanent Mortgage Commencement,
 (iii) Rental Achievement,
  (iv) State Designation, or
   (v) Satisfaction of conditions of First and Second
   Installments

D.  $25,000 upon later of (i) receipt of Federal Tax Return or
(ii) Satisfaction of conditions of First, Second and Third
Installments

26. Fees, Special Distributions and Other Items to be paid from Capital Contributions

A.  Development
Fee:          $408,468*
              (*of which $191,715 is
       deferred)

B.  Special Return of GP Capital       N/A

27. Consulting Fee to Boston Capital    N/A
             Partners, Inc.

28. Operating General Partner:Punt Corporation

Address:  277 Northern Boulevard
             Great Neck, NY 11021

Telephone Number: (516) 487-0050

29. Developer:  Punt Corporation

Address:  277 Northern Boulevard
           Great Neck, NY 11021


Telephone Number: (516) 487-0050

30. Ownership Interests

                                            Normal        Capital      Cash
                                           Operations      Transactions
Flow

Operating General
Partner:                                1%            70.00%      75.00%
Investment Partnership:                99%            30.00%      25.00%
Special Limited Partner:                    0%              0.00%     0.00%


31. Management Agent:Jobco Management Inc.

Contact Person:    Michael F. Puntillo


Address: 277 Northern Boulevard
              Great Neck, NY 11021

Telephone Number:  (516) 487-0050

Amount of Fee:     6% of gross rental receipts

32. Builder:  Jobco Realty & Construction Co., Inc.

Address:  same as Management Agent

Amount of Compensation:  1,875,000, plus approved extras

Builder's Profit:  10%

33. Architect:Tast & Clemency

Address: 11 Village Square
         Glen Cove, NY 11542

Amount of Fee:     $50,000

34. Auditor:Rosenberg, Newirth & Kuchner

Contact Person:    Sam Sotorio

Address: 7 Penn Plaza
              New York, NY 10001
Telephone Number:  (212) 330-6025

35. Tax Return Preparer: Same as Auditor

Contact Persons:

Address:

Telephone Number:

36. Federal Taxpayer ID Number:  11-3187306

37. State Housing Credit Agency:  State of New York,
                                             Division of Housing
                                             and Community Rental

38. State Housing Agency LIHTC Number:93-N-01100/93001084

39. Operating Deficit Guaranty    The General Partner
                                             shall be obligated to
                                             make Subordinated
                                             Loans to the Partner-
                                             ship to cover debt
                                             service, operating
                                             expenses and the
                                             Replacement Reserve
                                            Fund to the extent
                                             these exceed available
                                             operating income.


40. Guarantor(s):  Michael F. Puntillo


cc: Boston Capital Communications Limited Partnership Accounting
Department



         Exhibit B

Certificate of Operating Partnership and
Operating General Partner Re: Lack of Disqualifications

    The Operating Partnership and its Operating General Partner (as identified on the Amended and Restated Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or
(2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) the officer, director, principal, promoter or general partner of any Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

         (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;

         (2) Has been convicted of or pleaded nolo contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

         (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

         (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

         (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or en joins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code;

         (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

         (7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

         (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the
Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

         (9) Has willfully aided, abetted, counseled, com-manded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

         (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

         (11) Is subject to a currently effective state admini-strative order or judgment procured by a state securities admini-strator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

         (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

         (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the New York Securities Act of 1972, as amended (the "New York Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the New York Act.

    If the Operating Partnership is subject to the requirements of
Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).